EXHIBIT 23.1




           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Oriental Automotive Parts Development (China) Co., Ltd.
Pine Brook, New Jersey 07058


    We hereby consent to the use of our audited report dated April 11, 2003 for the period from January 28, 2003 (inception) to February 28, 2003 to be included in the Current Report on Form 8-K of Oriental Automotive Parts Development (China) Co., Ltd. (formerly Brook Industries Corp.) that will be filed with the Securities and Exchange Commission.



/s/ Grace T. Fan, CPA, LLC
--------------------------
Grace T. Fan, CPA, LLC

Edison, New Jersey
April 11, 2003